EXHIBIT 3.181

BY-LAWS

OF

SHENANDOAH CAPITAL MANAGEMENT CORP.

ARTICLE I. VOTE OF STOCKHOLDERS

1.1 Written Agreement. Whenever a vote of the Stockholders is required or permitted to be taken in connection with any corporate action, the vote shall be dispensed with upon the Stockholders’ agreeing in writing to such corporate action being taken.

1.2 Agreement in Lieu of Annual Meeting. In lieu of an annual meeting for the election of Directors and transaction of other appropriate business, an agreement pursuant to Section 1.1 above shall be executed each year by the Stockholders as of the last Wednesday in May if that day is not a legal holiday. If it is, then such agreement shall be executed as of the next succeeding day not a legal holiday.

ARTICLE II. DIRECTORS

2.1 General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and, except as otherwise expressly provided by law, the Certificate of Incorporation or these By-Laws, all the powers of the Corporation shall be vested in such Board.

2.2 Number of Directors. The number of Directors of the Corporation shall be one or more.

2.3 Election and Removal of Directors; Quorum. (section restated August 26, 1996)

(a) Directors shall be elected annually by the Stockholders to succeed those Directors whose terms have expired and to fill any vacancy then existing.

(b) Directors shall hold their offices for terms of one year and until their successors are elected and qualified. Any Director may be removed from office by a vote of the Stockholders.

(c) If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

(1) the shareholder may fill the vacancy;

(2) the board of directors may fill the vacancy; or

(3) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

(d) If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

(e) A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date under section 8.07(b) of the Model Business Corporation Act [1984] or otherwise) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

(f) A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

2.4 Meetings of Directors.

(a) Meetings of the Board of Directors shall be held at such places within or without the State of West Virginia as the Board may designate.

(b) An annual meeting of the Board of Directors shall be held in each year on the last Wednesday in May at 1:30 p.m., if that day is not a legal holiday. If it is, the meeting shall be held on the next succeeding day not a legal holiday. Other meetings of the Board of Directors shall be held at times fixed by resolution of the Board, or upon call of the President or any two of the Directors.

(c) The Secretary or officer performing the Secretary’s duties shall give not less than twenty-four hours notice by letter, telegraph or telephone of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present and no Director is attending for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting except as otherwise required by law.

2.5 Compensation. By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

2.6 Committees.

(a) The Board of Directors, by resolution duly adopted, may establish an Executive Committee, a Finance Committee, and such other standing or special committees of the Board as it may deem advisable; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

(b) Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-Laws for regular and special meetings of the Board of Directors.

(c) A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

2.7 Written Consent. Any action required or permitted to be taken at a meeting of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Directors.

ARTICLE III. OFFICERS

3.1 Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. Other officers, including a Chairman of the Board, one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The President shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine, except that the President and Secretary may not be the same person.

3.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Vacancies may be filled by the Board of Directors.

3.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are herein provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

3.4 Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

ARTICLE IV. CAPITAL STOCK

4.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.

4.2 Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

4.3 Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the Certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of the shares to receive dividends and to vote as such owner.

ARTICLE V. MISCELLANEOUS PROVISIONS

5.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation.

5.2 Fiscal Year. The fiscal year of the Corporation shall begin on November 1 of each year and end on October 31 of each successive year.

5.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

5.4 Amendment of By-Laws. The Board of Directors may alter, amend or repeal these By-Laws or adopt new by-laws subject to repeal or change by action of the Stockholders.

5.5 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises.

In lieu of such appointment the President may himself attend any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE VI. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these by-laws or under the provisions of the Articles of Incorporation or by law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VII. AMENDMENTS

These by-laws may be altered, amended or restated and new by-laws may be adopted by the Board of Directors at any regular or special meeting.

ARTICLE VIII. VOTING SHARES OF OTHER CORPORATIONS

Unless otherwise ordered by the Board of Directors, shares in other corporations held by this corporation may be voted by the Chairman of the Board or the President of this corporation.

SHENANDOAH CAPITAL MANAGEMENT CORP.

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

OCTOBER 29, 2001

The undersigned, being all the Directors of Shenandoah Capital Management Corp. (the “Corporation”), and acting pursuant to Section 31-1-73 of the Code of West Virginia in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

RESOLVED, that the By-laws of the Corporation are hereby amended so as to change the fiscal year of the Corporation from November 1 through October 31 to a calendar year (January 1 through December 31) to be effective as of January 1, 2002.

/s/ Don L. Blankenship
Don L. Blankenship

/s/ Bennett K. Hatfield
Bennett K. Hatfield

/s/ Mark A. Clemens
Mark A. Clemens